FOR IMMEDIATE RELEASE

For more information, contact:

                                    Financial: Charles L. Szews
                                               Executive Vice President and
                                               Chief Financial Officer
                                               (920) 235-9151, Ext. 2332

                                    Media:     Kirsten Skyba
                                               Director, Corporate Marketing and
                                               Communications
                                               (920) 233-9621


            OSHKOSH TRUCK REPORTS RECORD NET INCOME FOR FISCAL 1999;
                     104 PERCENT INCREASE IN FOURTH QUARTER

OSHKOSH, WIS., October 25, 1999 - Oshkosh Truck Corporation (NASDAQ - OTRKB), a leading manufacturer of specialty trucks and truck bodies, today reported that net income increased 104 percent to $10.1 million, or $0.77 per share, for the fourth quarter of fiscal 1999 on sales of $314 million. This compares to net income of $5.0 million, or $0.39 per share, for the fourth quarter of fiscal 1998 on sales of $243 million.

     Net sales for the quarter increased 29 percent. Operating income increased 55 percent to $23.0 million, or 7.3 percent of sales, compared to $14.8 million, or 6.1 percent of sales, in the prior year. Sales and income growth continued to be led by the commercial segment, the largest of the company's three business segments.


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     Commenting on fiscal 1999 performance,  Robert G. Bohn, president and chief executive officer, noted, "Oshkosh Truck's powerful organic earnings momentum was fueled by across-the-board market share gains in rear-discharge mixers,
refuse  bodies,  fire  and  emergency   apparatus,   and  most  dramatically  in
front-discharge concrete trucks. In the first full year since the McNeilus acquisition, our combined sales force and product development teams have generated remarkable sales growth in the construction and refuse markets."

     Factors affecting fourth quarter results for the company's business segments included:

     Commercial segment--Fourth quarter sales increased $48.4 million, or 50 percent, to $145.7 million for the quarter due to strong performance in both the construction and refuse markets. Construction sales were up 57 percent and refuse sales were up 35 percent for the quarter.

     Operating income increased $8.3 million, or 146 percent, to $14.0 million, or 9.6 percent of sales, compared to prior year operating income of $5.7 million, or 5.8 percent of sales. Strong customer demand during the quarter in what is normally a seasonally slower period for the construction market, contributed to the commercial segment's strong performance.

     Defense--Sales increased by 25 percent to $75.5 million for the quarter. Operating income for the defense segment increased $1.0 million to $7.9 million, or 10.5 percent of sales, for the fourth quarter compared to $6.9 million, or
11.5 percent of sales, for the same quarter in fiscal 1998.


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     Earlier this year the company  initiated work on its Medium  Tactical Truck
Replacement contract for the U.S. Marine Corps. This five-year contract was awarded to Oshkosh in December 1998 and has a potential value of more than $1.2 billion, from fiscal 2000 through fiscal 2005, if all options are exercised. The company expects to begin to recognize sales related to this contract in fiscal 2000. Manufacturing of the first ten units has already begun and testing of these units is scheduled to begin in December 1999.

     Fire and Emergency--Sales increased $7.1 million, or 8 percent, to $93.1 million for the fourth quarter. Operating income declined 18 percent to $6.9 million for the quarter. The decline in operating income is primarily attributed to short-term production inefficiencies following the installation of the final modules of a new enterprise-wide resource planning system during the third quarter at the company's Pierce Manufacturing Inc. ("Pierce") subsidiary. By the end of September, Pierce had significantly reduced those production inefficiencies. Management believes that any lingering effects from the system conversion will be substantially resolved by the end of the first quarter of fiscal 2000.

     Corporate and other--Operating expenses were $5.8 million for the quarter compared to $6.2 million in the prior year. Net interest expense for the quarter increased to $6.8 million compared to $6.4 million in the prior year quarter as a result of increased working capital requirements to support the increased level of sales. In September 1999, the company made scheduled and early term debt repayments of $3.2 million and $15.8 million, respectively.


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Full Year Results

     The company reported that net income increased 107 percent to $31.1 million, or $2.39 per share, for the year on sales of $1,165 million compared to $15.1 million, or $1.18 per share, for fiscal 1998, on sales of $903 million in the prior year. Operating income rose 56 percent to $76.2 million, or 6.5 percent of sales, compared to $48.7 million, or 5.4 percent of sales, in fiscal 1998.

     Factors affecting fiscal 1999 results for the company's business segments included:

     Commercial--Sales increased 72 percent to $608 million compared to $354 million in the prior year. Construction sales were up 57 percent and refuse sales were up 130 percent for the year. Sales and operating results include McNeilus for 12 months in fiscal 1999 compared to only 7 months in fiscal 1998 as McNeilus was acquired in February 1998. Year on year sales of McNeilus were up 27 percent to $479 million.

     Defense--Sales decreased $25 million, or 10 percent, to $223 million compared to $248 million in fiscal 1998. The company had previously reported that sales for the year would be down by up to $30 million as a result of the completion of the ISO-compatible palletized flatrack contract in the fourth quarter of fiscal 1998. Operating income was flat for the year at $22.9 million, or 10.3 percent of sales, compared to $22.7 million, or 9.1 percent of sales, in the prior year. Operating income was positively impacted by increased parts sales which typically carry higher overall margins.

         Fire and Emergency--Sales increased 12 percent to $336 million compared to $301 million in fiscal 1998. Operating income increased 4.6 percent to $26.8 million, or 8.0 percent of sales, compared to $25.6 million, or 8.5 percent of sales, in the prior year.


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Production  inefficiencies  arising from the installation of an  enterprise-wide resource planning system contributed to slower operating income growth in fiscal 1999.

     Corporate and other--Corporate expense increased $3.6 million to $22.4 million due to a litigation settlement in 1999. Net interest expense increased $5.8 million to $26.0 million. Results include 12 months of interest on McNeilus acquisition debt compared to 7 months in 1998.

                              Dividend Announcement
                              ---------------------

     Oshkosh Truck Corporation's Board of Directors declared a quarterly dividend of $0.07500 per share for Class A Common Stock and $0.08625 per share for Common Stock. These dividends, up 3.5 percent, will be payable November 15, 1999, to shareholders of record as of November 8, 1999.

     Oshkosh Truck Corporation is a leading designer, manufacturer and marketer of a broad range of specialty commercial, fire and emergency and military trucks and truck bodies under the Oshkosh, McNeilus and Pierce brand names. Oshkosh's products are valued worldwide by fire and emergency units, defense forces, municipal and airport support services, construction and refuse businesses where high quality, superior performance, rugged reliability, and long-term value are paramount.

Forward-Looking Statements

     This press release contains statements that the company believes are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements


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


regarding the company's future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as the company "expects," "intends," "estimates," "anticipates" or "believes" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the consequences of financial leverage, the cyclical nature of the company's commercial markets, risks related to reductions in government expenditures, the uncertainty of government contracts and the challenges of identifying acquisition candidates and integrating acquired businesses. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission.


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

                                                      OSHKOSH TRUCK CORPORATION
                                             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                                             (Unaudited)
                                                                 Three Months Ended                        Year Ended
                                                                    September 30,                         September 30,
                                                           --------------------------------    ------------------------------------
                                                                  1999             1998                1999                1998
                                                           ---------------  ---------------    ----------------  ------------------
                                                                          (In thousands, except per share amounts)
Net sales                                                       $ 313,906        $ 243,051         $ 1,164,954           $ 902,792

Cost of sales                                                     265,445          204,126             991,573             776,756
                                                           ---------------  ---------------    ----------------  ------------------

Gross income                                                       48,461           38,925             173,381             126,036

Operating expenses:
      Selling, general and administrative                          22,674           21,336              85,996              69,001
      Amortization of goodwill and other
          intangibles                                               2,772            2,756              11,172               8,315
                                                           ---------------  ---------------    ----------------  ------------------

Total operating expenses                                           25,446           24,092              97,168              77,316
                                                           ---------------  ---------------    ----------------  ------------------

Operating income                                                   23,015           14,833              76,213              48,720

Other income (expense):
      Interest expense                                             (6,905)          (7,217)            (26,744)            (21,490)
      Interest income                                                 146              782                 760               1,326
      Miscellaneous, net                                              166              436                 730                  92
                                                           ---------------  ---------------    ----------------  ------------------
                                                                   (6,593)          (5,999)            (25,254)            (20,072)
                                                           ---------------  ---------------    ----------------  ------------------

Income from operations before income taxes,
      equity in earnings of unconsolidated
      partnership and extraordinary item                           16,422            8,834              50,959              28,648

Provision for income taxes                                          6,613            4,277              21,313              12,655
                                                           ---------------  ---------------    ----------------  ------------------

                                                                    9,809            4,557              29,646              15,993

Equity in earnings of unconsolidated
      partnership, net of income taxes                                376              395               1,545                 260
                                                           ---------------  ---------------    ----------------  ------------------

Income from operations                                             10,185            4,952              31,191              16,253

Extraordinary charge for early retirement of
      debt, net of income tax benefit                                 (60)               -                 (60)             (1,185)
                                                           ---------------  ---------------    ----------------  ------------------

Net income                                                      $  10,125        $   4,952         $    31,131           $  15,068
                                                           ===============  ===============    ================  ==================

Earnings per share                                                 $ 0.79        $    0.39         $      2.45           $    1.20
                                                           ===============  ===============    ================  ==================

Earnings per share assuming dilution                               $ 0.77        $    0.39         $      2.39           $    1.18
                                                           ===============  ===============    ================  ==================

Weighted average shares outstanding:
      Basic                                                        12,810           12,630              12,727              12,598
      Assuming dilution                                            13,170           12,836              13,052              12,759

Cash dividends:
      Class A Common Stock                                      $ 0.07500        $ 0.07250         $   0.29250           $ 0.29000
      Common Stock                                              $ 0.08625        $ 0.08333         $   0.33625           $ 0.33333


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
                                                      OSHKOSH TRUCK CORPORATION
                                                CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                            Sept. 30,            Sept. 30,
                                                                               1999                 1998
                                                                          ---------------      ---------------
                                                                           (Unaudited)
                                                                                     (In thousands)
                      ASSETS
Current assets:
     Cash and cash equivalents                                                 $   5,137            $   3,622
     Receivables, net                                                             93,186               80,982
     Inventories                                                                 198,446              149,191
     Prepaid expenses                                                              4,963                3,768
     Deferred income taxes                                                        14,558               12,281
                                                                          ---------------      ---------------
         Total current assets                                                    316,290              249,844
Investment in unconsolidated partnership                                          12,335               13,496
Other long-term assets                                                            20,853               14,198
Property, plant and equipment                                                    154,597              156,783
Less accumulated depreciation                                                    (70,606)             (75,947)
                                                                          ---------------      ---------------
     Net property, plant and equipment                                            83,991               80,836
Goodwill and other intangible assets, net                                        319,821              326,665
                                                                          ---------------      ---------------
Total assets                                                                   $ 753,290            $ 685,039
                                                                          ===============      ===============


          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                          $  84,727            $  65,171
     Floor plan notes payable                                                     26,616               11,645
     Customer advances                                                            68,364               44,915
     Payroll-related obligations                                                  24,734               24,124
     Accrued warranty                                                             14,623               15,887
     Other current liabilities                                                    48,462               43,498
     Current maturities of long-term debt and revolving
         credit facility                                                          18,759                3,467
                                                                          ---------------      ---------------
             Total current liabilities                                           286,285              208,707
Long-term debt                                                                   241,789              277,337
Deferred income taxes                                                             44,265               47,832
Other long-term liabilities                                                       18,071               19,867
Shareholders' equity                                                             162,880              131,296
                                                                          ---------------      ---------------
Total liabilities and shareholders' equity                                     $ 753,290            $ 685,039
                                                                          ===============      ===============


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
                                                 OSHKOSH TRUCK CORPORATION
                                      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                    Year Ended
                                                                                                   September 30,
                                                                                        ------------------------------------
                                                                                             1999                 1998
                                                                                        ----------------     ---------------
                                                                                         (Unaudited)
                                                                                                    (In thousands)

Operating activities:
     Income from operations                                                                    $ 31,191            $ 16,253
     Non-cash adjustments                                                                        17,353              20,844
     Changes in operating assets and liabilities                                                 (9,496)             42,844
                                                                                        ----------------     ---------------
          Net cash provided from operating activities                                            39,048              79,941

Investing activities:
     Acquisition of businesses, net of cash acquired                                                  -            (221,144)
     Additions to property, plant and equipment                                                 (13,139)             (8,555)
     Proceeds from sale of affiliate                                                                  -               3,375
     Proceeds from sale of property, plant and equipment                                            158               1,524
     Increase in other long-term assets                                                          (1,503)             (3,817)
                                                                                        ----------------     ---------------
          Net cash used for investing activities                                                (14,484)           (228,617)

Net cash used for discontinued operations                                                             -              (1,093)

Financing activities:
     Net borrowings (repayments) under revolving credit facility                                 (1,000)              6,000
     Proceeds from issuance of long-term debt                                                         -             325,000
     Repayments of long-term debt                                                               (19,256)           (188,049)
     Debt issuance costs                                                                              -              (8,641)
     Dividends paid                                                                              (4,226)             (4,176)
     Other                                                                                        1,433                  38
                                                                                        ----------------     ---------------
          Net cash provided from (used for) financing activities                                (23,049)            130,172
                                                                                        ----------------     ---------------

Increase (decrease) in cash and cash equivalents                                                  1,515             (19,597)

Cash and cash equivalents at beginning of period                                                  3,622              23,219
                                                                                        ----------------     ---------------

Cash and cash equivalents at end of period                                                     $  5,137            $  3,622
                                                                                        ================     ===============

Supplementary disclosure:
     Depreciation and amortization                                                             $ 23,157            $ 18,698


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

                            OSHKOSH TRUCK CORPORATION
                               SEGMENT INFORMATION


                                                      Three Months Ended                              Year Ended
                                                        September 30,                                September 30,
                                            ---------------------------------------    ------------------------------------------
                                                   1999                 1998                    1999                  1998
                                            ------------------   ------------------    ---------------------   ------------------
                                               (Unaudited)                                (Unaudited)
                                                                               (In thousands)

Net sales:
      Fire and Emergency                            $  93,146            $  86,015              $   336,241            $ 301,181
      Defense                                          75,543               60,233                  222,535              247,956
      Commercial                                      145,717               97,313                  607,678              354,165
      Corporate and other                                (500)                (510)                  (1,500)                (510)
                                            ------------------   ------------------    ---------------------   ------------------
          Total net sales                           $ 313,906            $ 243,051              $ 1,164,954            $ 902,792
                                            ==================   ==================    =====================   ==================


Operating income:
      Fire and Emergency                            $   6,914            $   8,452              $    26,758            $  25,581
      Defense                                           7,921                6,938                   22,878               22,680
      Commercial                                       13,968                5,680                   48,995               19,317
      Corporate and other                              (5,788)              (6,237)                 (22,418)             (18,858)
                                            ------------------   ------------------    ---------------------   ------------------

          Total operating income                    $  23,015            $  14,833              $    76,213            $  48,720
                                            ==================   ==================    =====================   ==================

